UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2026, the Board of Directors (the “Board”) of Petros Pharmaceuticals, Inc. (the “Company”) approved grants, effective as of January 2, 2026 (the “Grant Date”), to each of (i) Joshua Silverman, the Company’s Chairman of the Board, (ii) Bruce Bernstein, a director of the Company, (iii) Fady Boctor, President and Chief Commercial Officer of the Company, and (iv) Wayne Walker, a director of the Company, of an aggregate of 7,250,000 restricted stock units (“RSUs”) of the Company, consisting of: 4,375,000 RSUs to Mr. Silverman, 1,875,000 RSUs to Mr. Bernstein, 500,000 RSUs to Mr. Boctor and 500,000 RSUs to Mr. Walker (collectively, the “RSU Grants”). 50% of each RSU Grant vested on the Grant Date and the remaining 50% will vest on the six-month anniversary of the Grant Date, provided that the respective director or officer is providing services to the Company on such vesting date. Each RSU represents the right to receive one share of common stock, par value $0.0001 per share, of the Company. The RSU Grants were issued outside of the Company’s 2020 Omnibus Incentive Compensation Plan, as amended, and are subject to the terms and conditions of the Company’s form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petros pharmaceuticals, Inc.

Date: January 2, 2026	By:	/s/ Fady Boctor
	Name:	Fady Boctor
	Title:	President and Chief Commercial Officer